UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2024

KIMCO REALTY CORPORATION
KIMCO REALTY OP, LLC
(Exact Name of registrant as specified in its charter)

Maryland (Kimco Realty Corporation)	1-10899	13-2744380
Delaware (Kimco Realty OP, LLC)	333-269102-01	92-1489725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Broadway
Suite 201
Jericho, NY 11753
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Kimco Realty Corporation
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 7.250% Class N Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprN	New York Stock Exchange

Kimco Realty OP, LLC
Title of each class	Trading Symbol(s)	Name of each exchange on
which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Kimco Realty Corporation Yes ☐ No ☒	Kimco Realty OP, LLC Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kimco Realty Corporation ☐	Kimco Realty OP, LLC ☐

Item 1.01.          Entry Into a Material Definitive Agreement.

On September 12, 2024, Kimco Realty Corporation, a Maryland corporation (the “Company”), and Kimco Realty OP, LLC, a Delaware limited liability company (“Kimco OP” and, together with the Company, “Kimco”), entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC, Regions Securities LLC, U.S. Bancorp Investments, Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which Kimco OP agreed to sell $500 million in aggregate principal amount of its 4.850% Notes due 2035 (the “Notes”).  The Notes will be fully and unconditionally guaranteed by the Company. The Notes are being offered and sold pursuant to a prospectus supplement and related base prospectus filed with the Securities and Exchange Commission pursuant to Kimco’s shelf registration statement on Form S-3 (File Nos. 333-269102 and 333-269102-01). Certain of the Underwriters and their affiliates may be customers of, engage in transactions with, and perform services for the Company and its subsidiaries, including Kimco OP, in the ordinary course of business.

Kimco intends to use the net proceeds from the offering for general corporate purposes, including, but not limited to, funding for suitable investments and redevelopment opportunities and the repayment of outstanding indebtedness at or in advance of maturity.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.          Regulation FD Disclosure.

On September 12, 2024, the Company issued a press release (the “Pricing Press Release”) announcing the pricing of the public offering of the Notes discussed in Item 1.01 above.

A copy of the Pricing Press Release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated September 12, 2024, by and among Kimco Realty Corporation, Kimco Realty OP, LLC and BofA Securities, Inc., Mizuho Securities USA LLC, Regions Securities LLC, U.S. Bancorp Investments, Inc. and Scotia Capital (USA) Inc., as representatives of the several underwriters.

99.1	Pricing Press Release, dated September 12, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: September 13, 2024	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

KIMCO REALTY OP, LLC By: KIMCO REALTY CORPORATION, Managing Member

Date: September 13, 2024	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer